Exhibit 3(g)

BYLAWS
OF
MET-PRO CORPORATION, A PENNSYLVANIA CORPORATION FORMERLY KNOWN AS MET-PRO PENNSYLVANIA, INC.

ARTICLE 1

CORPORATION OFFICE

             SECTION 1.1 The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors, which may, but need not, be the same as its place of business.

             SECTION 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE 2

SHAREHOLDER MEETINGS

             SECTION 2.1 All meetings of the shareholders shall be held at such time and geographic location, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the executive offices of the Corporation. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

             SECTION 2.2 An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

             SECTION 2.3

             (a)      The provisions of this Section 2.3(a) shall apply to shareholder proposals relating to nominations for and election of directors:

                       (1)      Nominations by a shareholder of a candidate for election to the Board of Directors by shareholders at a meeting of shareholders may be made only if the shareholder complies with the procedures set forth in this Section 2.3(a), and any candidate proposed by a shareholder not nominated in accordance with such provisions shall not be considered or acted upon at such meeting of shareholders.

                       (2)      A proposal by a shareholder for the nomination of a candidate for election by shareholders as a director at any meeting of shareholders at which directors are to be elected may be made only by notice in writing, delivered in person or by first class United States mail postage prepaid, or by reputable overnight delivery service, charges prepaid, to the Board of Directors of the Corporation in care of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein.

                        (3)      In the case of an annual meeting, to be timely, any such written proposal of nomination must be delivered to or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to shareholders for the annual meeting of shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of shareholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its shareholders that an annual meeting of shareholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of shareholders will be held.

                       (4)      In the case of a special meeting of shareholders, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held.

                      (5)      Such written proposal of nomination shall set forth: (A) the name and address of the shareholder who intends to make the nomination (the “Nominating Shareholder”), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the Corporation beneficially owned within the meaning of Securities and Exchange Commission Rules 13d-3 and 13d-5 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the shareholder(s) making such nomination with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

                       (6)      If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the presiding officer of the meeting or the Board of Directors or a nominating committee established by it, to contain the information specified in clause (5) of this Section 2.3(a) or is otherwise deficient, the presiding officer of the meeting or the Board of Directors or the nominating committee shall, as promptly as is practicable under the circumstances, provide written notice to the shareholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating shareholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

                       (7)      Compliance by a shareholder with the provisions of this Section 2.3(a) shall not be deemed to require the acceptance of the written proposal or nomination.

             (b)     The provisions of this Section 2.3(b) shall apply to shareholder proposals relating to matters other than nominations for and elections of directors:

                       (1)      At a meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the such meeting (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who complies with all of the procedures set forth in this Section (a “Shareholder Matter”). For a proposal to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, charges prepaid, to the Board of Directors of the Corporation in care of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Section 2.3(b).

                       (2)      In the case of an annual meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 calendar days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. In the case of a special meeting of shareholders, any such written notice of a proposal of a Shareholder Matter must be received by the Board of Directors not less than five business days after the earlier of the date the Corporation shall have mailed notice to its shareholders that a special meeting of shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of shareholders will be held.

                      (3)      A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting of shareholders information regarding such Shareholder Matter equivalent to the information regarding such Shareholder Matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for shareholder consideration, including (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (b) the class and number of shares of the Corporation’s stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (c) any financial interest of the shareholder in such proposal.

                       (4)      If a written notice of a proposal of a Shareholder Matter submitted to the Board of Directors fails, in the reasonable judgment of the presiding officer of the meeting or the Board of Directors, to contain the information specified in clause (3) hereof or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the shareholder who submitted the written notice of presentation of a Shareholder Matter of such failure or deficiency in the written notice of presentation of a Shareholder Matter and such shareholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

                       (5)      Compliance by a shareholder with the provisions of this Section 2.3(b) shall not be deemed to require the acceptance of the Shareholder Matter.

             SECTION 2.4 Special meetings of the shareholders may be called at any time by the Board of Directors or the Chairman of the Board, who may fix the date, time and place of the meeting. If the Board of Directors or the Chairman of the Board does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the Secretary shall not be more than 60 days after the date of the adoption of the resolution of the Board of Directors calling the special meeting.

             SECTION 2.5 Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Such notice shall be given, in accordance with the provisions of Article 29 of these Bylaws, at least (a) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the “BCL”) or (b) five days prior to the day named for the meeting in any other case.

             SECTION 2.6

             (a)     Whenever the Corporation has been unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 2.5 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address, this Section 2.6(a) shall cease to be applicable to such shareholder until such later time, if any, as the terms of this Section 2.6(a) shall again become applicable.

             (b)     The Corporation shall not be required to give notice to any shareholder pursuant to Section 2.5 hereof if and for as long as communication with such shareholder is unlawful.

             SECTION 2.7 The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear one another, including, without limitation, the Internet. The presence or participation, including voting and taking other action, at the meeting, or the expression of consent or dissent to corporate action, by a shareholder by such means, including, without limitation, the Internet, shall constitute presence of, or vote or action by, or consent or dissent of the shareholder at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.

             SECTION 2.8 Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting, subject to compliance with the BCL.

ARTICLE 3

QUORUM OF SHAREHOLDERS

             SECTION 3.1 A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

             SECTION 3.2 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter.

             SECTION 3.3 The shareholders present at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

             SECTION 3.4 If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

             SECTION 3.5 Notwithstanding the provisions of Sections 3.1, 3.2, 3.3 and 3.4 of these Bylaws:

             (a)     Any meeting of shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct.

             (b)     Those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

             (c)     Notwithstanding the provisions of Section 3.5(b) of these Bylaws, those shareholders entitled to vote who attend a meeting called for election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

ARTICLE 4

VOTING RIGHTS

             SECTION 4.1 Except as may be otherwise provided by the Articles of Incorporation, at every meeting of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote for eqch Common Share, par value $.10, having voting power standing in his or her name on the books of the Corporation on the record date fixed for the meeting.

             SECTION 4.2 Except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws, at any duly organized meeting of shareholders the vote of the holders of a majority of the votes cast shall decide any question that is properly brought before such meeting.

             SECTION 4.3 The election of such directors need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins.

ARTICLE 5

PROXIES

             SECTION 5.1 Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be executed or authenticated by the shareholder or his or her duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or his or her duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation or its designated agent.

             SECTION 5.2 Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them, and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

ARTICLE 6

RECORD DATE

             SECTION 6.1 The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 60 days and not less than 10 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or a conversion or exchange of shares.

             SECTION 6.2 The Board of Directors may by resolution adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in such shareholder’s name are held for the account of a specified person or persons. Such resolution may set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification and information to be contained therein; (d) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

ARTICLE 7

SHAREHOLDER LIST

             SECTION 7.1 The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, showing their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list, the Corporation may make the information available at the meeting by other means.

             SECTION 7.2 Failure to comply with the provisions of Section 7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

             SECTION 7.3 The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.

ARTICLE 8

JUDGES OF ELECTION

             SECTION 8.1 Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

             SECTION 8.2 In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

             SECTION 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

             SECTION 8.4 On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts found by them.

ARTICLE 9

DIRECTORS

             SECTION 9.1 The number of directors comprising the first Board of Directors shall be as provided in the original Articles of Incorporation, but shall not be less than three or more than seven. Thereafter, the number of directors shall be determined by the Board of Directors from time to time. Each director shall be a natural person of full age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

             SECTION 9.2 The Board of Directors shall elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and directors.

             SECTION 9.3 Except as otherwise provided in Article 11 of these Bylaws, directors shall be elected by the shareholders. The candidates receiving the highest number of votes from the shareholders, or each class or group of classes, if any, entitled to elect directors separately, up to the number of directors to be elected by the shareholders, or class or group of classes, if any, shall be elected. The directors shall be divided into three classes, designated Class I, Class II and Class III, and each class shall be as nearly equal in number as possible. Each class shall serve for a term of three years, ending on the annual meeting of shareholders in 2004 (in the case of the Class I directors), in 2005 (in the case of the Class II directors) and in 2006 (in the case of the Class III directors), and for each three-year period thereafter. At each annual meeting of shareholders, that number of directors whose terms shall then expire shall be elected to serve for a term of three years and until their successors have been elected or until their earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

ARTICLE 10

REMOVAL OF DIRECTORS

             SECTION 10.1 Unless otherwise provided in the Articles of Incorporation, the entire Board of Directors, or any class of the Board of Directors, or any individual director may be removed at any time (a) for cause by an affirmative vote of a majority of the outstanding shares entitled to vote at a duly convened regular or special meeting of the shareholders; or (b) without cause by an affirmative vote of at least 80% of the outstanding shares entitled to vote at a duly convened regular or special meeting of the shareholders. If any directors are so removed, new directors may be elected at the same meeting.

             SECTION 10.2 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

ARTICLE 11

VACANCIES ON BOARD OF DIRECTORS

             SECTION 11.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so elected shall hold office until the next election of the class for which such director has been chosen, and until his successor has been selected and qualified or until his earlier death, resignation or removal.

             SECTION 11.2 If one or more directors shall resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

ARTICLE 12

POWERS OF BOARD

             SECTION 12.1 The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are directed or required to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

             SECTION 12.2 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall be advisory in nature as to the whole of the Board of Directors but may, if affirmatively determined by the Board of Directors, have and may exercise all of the powers and authority of the Board of Directors, except that in no event shall any committee have any power or authority as to the following:

             (a)     The submission to shareholders of any action requiring approval of shareholders;

             (b)     The creation or filling of vacancies in the Board of Directors;

             (c)     The adoption, amendment or repeal of these Bylaws;

             (d)     The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

             (e)     Action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

ARTICLE 13

MEETINGS OF THE BOARD OF DIRECTORS

             SECTION 13.1 A meeting of the Board of Directors may be held immediately following the annual meeting of shareholders at which directors have been elected without the necessity of notice to the directors.

             SECTION 13.2 Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

             SECTION 13.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the Corporation on one day’s notice to each director, either by telephone, or if in writing, in accordance with the provisions of Article 29 of these Bylaws. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice upon the written request of a majority of the directors in office.

             SECTION 13.4 At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

ARTICLE 14

ACTION BY WRITTEN CONSENT OF THE BOARD

             SECTION 14.1 Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors is filed with the Secretary of the Corporation.

ARTICLE 15

COMPENSATION OF DIRECTORS

             SECTION 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.

ARTICLE 16

LIABILITY OF DIRECTORS

             SECTION 16.1 A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director, including the director’s duties as a member of any committee of the Board of Directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; or (c) a committee of the Board of Directors upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause the director’s reliance to be unwarranted.

             SECTION 16.2 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, suppliers and customers of the Corporation and communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 16.1 hereof.

             SECTION 16.3 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

             SECTION 16.4 A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (a) the director has breached or failed to perform the duties of his or her office under Sections 16.1 through 16.3 hereof; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

             SECTION 16.5 The provisions of Section 16.4 hereof shall not apply to: (a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE 17

OFFICERS

             SECTION 17.1 The Corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers (including without limitation a Chief Executive Officer and a Chief Operating Officer) and assistant officers as the Board of Directors may authorize from time to time. The Chairman of the Board, President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. It shall not be necessary for any officer, other than the Chairman of the Board, to be a director. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Board of Directors and until his or her successor has been elected or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

             SECTION 17.2 Except as otherwise provided in the Articles of Incorporation, an officer shall perform his or her duties as an officer in good faith, in a manner the officer reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the Corporation.

             SECTION 17.3 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

ARTICLE 18

THE CHAIRMAN OF THE BOARD

             SECTION 18.1 The Chairman shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties and have such other powers as may from time to time be assigned to him or her by the Board of Directors. Unless otherwise directed by the Board of Directors from time to time, the Chairman shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 19

THE PRESIDENT

             SECTION 19.1 The President shall be the chief operating officer of the Corporation (unless otherwise determined by the Board of Directors) and, subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall perform such duties and have such powers as may from time to time be assigned to him or her by the Chairman of the Board or the Board of Directors. The President shall perform the duties and exercise the powers of the Chairman of the Board in the absence or disability of the Chairman.

ARTICLE 20

THE VICE PRESIDENT

             SECTION 20.1 The Vice President or, if more than one, the Vice Presidents in the order, if any, established by the Board of Directors shall, in the absence or incapacity of the President, have the authority to exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these Bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as “executive”, “senior” or by departmental or functional classification.

ARTICLE 21

THE SECRETARY

             SECTION 21.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him or her by the Board of Directors or the President.

ARTICLE 22

THE TREASURER

             SECTION 22.1 The Treasurer shall be responsible for the custody of the corporate funds and securities; shall be responsible for full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall perform such other duties as may be assigned to the Treasurer by the Board of Directors or the President. The Treasurer shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

ARTICLE 23

ASSISTANT OFFICERS

             SECTION 23.1 Each assistant officer shall assist in the performance of the duties of the officer to whom such person is assistant and shall perform such duties in the absence of the officer. An assistant officer shall perform such additional duties as the Board of Directors, the President or the officer to whom such person is assistant may from time to time assign such person. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

ARTICLE 24

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

             SECTION 24.1 The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

             SECTION 24.2 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 24 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article 24 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.

             SECTION 24.3 The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending an action, or proceeding referred to in this Article 24 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

             SECTION 24.4 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 24 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

             SECTION 24.5 The Corporation shall have the authority to create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to: (a) deposit funds in trust or in escrow; (b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (d) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 24. The provisions of this Article 24 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 24.1 of this Article 24 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 24.5 shall be exercised by the Board of Directors of the Corporation.

             SECTION 24.6 The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

             SECTION 24.7 As soon as practicable after receipt by any person specified in Section 24.1 of this Article 24 of notice of the commencement of any action, suit or proceeding specified in Section 24.1 of this Article 24, such person shall, if a claim with respect thereto may be made against the Corporation under Article 24 of these Bylaws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation from any liability under Article 24 of these Bylaws unless the Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under Article 24 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person. After notice from the corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under Article 24 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided herein. Such person shall have the right to employ his or her own counsel in such action, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (a) the employment of counsel by such person shall have been authorized by the Corporation; (b) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of such proceeding; or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action.

             The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Article 24 of these Bylaws or advancement of expenses is not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

             SECTION 24.8 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 24.

ARTICLE 25

SHARES; SHARE CERTIFICATES

             SECTION 25.1 All shares issued by the Corporation shall be represented by certificates. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; shall bear the name of the registered holder, the number and class of shares and the designation of the series, if any, represented thereby, the par value, if any, of each share or a statement that the shares are without par value, as the case may be; shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, such share certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

ARTICLE 26

TRANSFER OF SHARES

             SECTION 26.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded on the share register of the Corporation. Except as otherwise provided pursuant to Section 6.2 hereof, a transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

ARTICLE 27

LOST CERTIFICATES

             SECTION 27.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person’s heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense that it may incur by reason of the original certificate remaining outstanding.

ARTICLE 28

FISCAL YEAR

             SECTION 28.1 The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE 29

MANNER OF GIVING NOTICE; WAIVERS OF NOTICE

             SECTION 29.1 Except for any notice under Section 2.3 of these Bylaws, which shall be governed by the provisions of Section 2.3, and except for any notice under Section 2.8 of these Bylaws, which shall be governed by the BCL, any notice required to be given to any person under the provisions of these Bylaws shall be given to the person either personally or by sending a copy thereof:

             (a)     By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. A notice pursuant to this subparagraph shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person.

             (b)    By facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the Corporation for the purpose of notice. Notice pursuant to this subparagraph shall be deemed to have been given to the person entitled thereto when sent.

             SECTION 29.2 Any notice required to be given to any person under the provisions of statute, the Corporation’s Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE 30

AMENDMENTS

             SECTION 30.1 These Bylaws may from time to time be amended and repealed, and new Bylaws may be adopted, by the shareholders only if approved by the affirmative vote of at least 80% of the outstanding shares entitled to vote at a duly convened regular or special meeting of the shareholders duly convened after written notice to the shareholders that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

             SECTION 30.2 These Bylaws may from time to time be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened, subject to the power of the shareholders to change such action of the Board of Directors in accordance with the provisions of Section 30.1 of these Bylaws.